UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 7, 2005

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50795	75-2770432
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500
Addison, Texas	75001
(Address of principal executive offices)	(Zip code)
(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.
     In connection with George M. Daly’s resignation described in Item 5.02 of this Form 8-K, we entered into an agreement with Mr. Daly pursuant to which Mr. Daly agreed to assist in the transition of his duties until the effective date of his resignation. In addition, the parties agreed to release each other from any and all claims. Mr. Daly agreed, for a period of one year following the effective date of his resignation, (1) not to compete with us and (2) not to solicit our employees or current or potential customers. Upon Mr. Daly’s satisfactory performance of his transition duties, we have agreed to pay Mr. Daly severance pay of $125,000. The above description of our agreement with Mr. Daly is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective November 30, 2005, George M. Daly, Senior Vice President of the Retail Division, resigned. Katherine C. Nolan has assumed Mr. Daly’s duties and has been appointed as President, Retail Division. A copy of our press release announcing this event is attached as Exhibit 99.1.
Item 8.01. Other Events
     On October 11, 2005, we announced that A.M. Best Co. affirmed the financial strength rating of B+ (Very Good) for Affirmative Insurance Group. Concurrently, A.M. Best has assigned issuer credit ratings of “bb-” to Affirmative Insurance Holdings, Inc. and “bbb-” to its insurance companies. All rating outlooks have been changed from stable to positive. In addition, we announced that we have experienced negligible losses from Hurricane Rita. A copy of our press release announcing the foregoing is attached as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Number	Exhibit

10.1*	Separation Agreement and General Release (including Supplemental General Release Agreement attached as Exhibit A)
99.1*	Press release announcing the resignation of George M. Daly
99.2*	Press release announcing A.M. Best Ratings
     *Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

	By:	/s/ TIMOTHY A. BIENEK
Timothy A. Bienek Executive Vice President and Chief Financial Officer

Date: October 13, 2005